ESCROW AGREEMENT

         THIS ESCROW AGREEMENT is made and entered into by and among SUNRISE LIMITED PARTNERSHIP, a Maryland Limited Partnership ("Seller") and EQUITY ONE (GAMMA) INC., a Florida Corporation ("Buyer"); and ALAN J. MARCUS ("Escrow Agent");

                              STATEMENT OF PURPOSE

         Seller and Buyer have entered into an Agreement for Purchase and Sale dated March 12, 1998, for the sale and purchase of SUMMERLIN SQUARE (the "Property"), as more particularly described in the Agreement for Purchase and Sale (the "Agreement"). Buyer and Seller desire to have the Escrow Agent hold the Earnest Money and Escrow as required under the Agreement for Purchase and Sale in escrow pursuant to the terms of this Agreement.

         NOW, THEREFORE, in consideration of the premises and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereby agree as follows:

         1. APPOINTMENT. Buyer and Seller hereby appoint Alan J. Marcus as Escrow Agent hereunder.

         2. (A) EARNEST MONEY DEPOSIT. Buyer has or will deliver and deposit with Escrow Agent the amount of $500,000.00 representing the Initial Deposit as required by the Agreement for Purchase and Sale. The Escrow Agent agrees to immediately deposit said funds in an account at a local banking institution in Dade County, Florida, the accounts of which are insured by the FDIC, and to hold and disburse said funds, and any interest earned thereon (together the "Earnest Money") in accordance with the terms and conditions set forth in the Agreement.

         3. INSTRUCTIONS. Upon written notice from Buyer, whereby Buyer elects not to proceed with the purchase, said notice prior to the expiration of the Inspection Period, as set forth in the Agreement, Escrow Agent may release all deposit funds to Buyer without further notice.

         4. DUTIES OF ESCROW AGENT/EXCULPATION. Buyer and Seller agree that in performing any of its duties under this Agreement, Escrow Agent shall not be liable for any loss, costs or damage which it may incur as a result of serving as Escrow Agent hereunder, except for any loss, costs or damages arising out of its willful default or negligence. Accordingly, Escrow Agent shall not incur any liability with respect to (a) any action taken or admitted to be taken in good faith upon advice of its counsel given with respect to any questions relating to its duties and responsibilities, or (b) to any action taken or admitted to be taken in reliance upon any document, including any written notice of instruction provided for in this Agreement, not only as to its due execution and validity and effectiveness of its provisions, but also to the truth and accuracy of any information contained therein, which Escrow Agent shall in good faith believe to be genuine, to have been signed or presented by a proper person or persons and to conform with the provisions of this Agreement.

         5. INDEMNIFICATION. Buyer and Seller hereby agree to indemnify and hold harmless Escrow Agent against any and all losses, claims, damages, liabilities and expense, including, without limitation, reasonable attorneys' fees and disbursements, which may be imposed upon or incurred by Escrow Agent in connection with its serving as Escrow Agent hereunder, unless such losses, claims, damages, liabilities and expenses are the result of Escrow Agent's willful default or negligence in performing its obligations hereunder.

         6. DISPUTES. In an event of dispute between any of the parties hereto, sufficient in the discretion of Escrow Agent to justify its doing so, Escrow Agent shall be entitled to tender unto the registry or custody of any court of competent jurisdiction all money or property held by it under the terms of this Agreement, together with such legal pleadings as it deems appropriate and thereupon be discharged.

         IN WITNESS WHEREOF, the undersigned have caused this instrument to be duly executed and sealed as of the day and year first above written.

SELLER:

SUNRISE LIMITED PARTNERSHIP
a Maryland Limited Partnership

CHESAPEAKE BAY CAPITAL CORPORATION, G.P.
General Partner

By: ___________________________ Executed by Seller on March 12, 1998.
    IVAN STERN, President

BUYER:

EQUITY ONE (GAMMA) INC.

By: ___________________________ Executed by Seller on March 12, 1998.
   DORON VALERO, Vice President

ESCROW AGENT:

_______________________________ Executed by Escrow Agent on March 12, 1998.
ALAN J. MARCUS

                                       -3-